                                  EXHIBIT FS-3

                        NORTHEAST OHIO NATURAL GAS CORP.
                      BALANCE SHEET AS OF DECEMBER 31, 2000


                            ASSETS

CURRENT ASSETS
   Cash and cash equivalents                                               $    315,100
   Receivables:
     Trade accounts and advances                             1,696,930
     Intercompany accounts and notes                        (4,364,387)
                                                           -----------
                                                                             (2,667,457)
   Inventories                                                                   97,766
   Prepaid expenses and other                                                  (162,743)
                                                                           ------------
         TOTAL CURRENT ASSETS                                                (2,417,334)

PROPERTY, PLANT AND EQUIPMENT
     Regulated utility and other assets                     12,534,976
     Less accumulated depreciation                          (3,562,625)
                                                           -----------
                                                                              8,972,351
     Construction work in progress                                           11,624,758
                                                                           ------------
         Total regulated utility and other assets                            20,597,109

OTHER ASSETS
     Deposits and others                                                          1,251
     Deferred charges                                                           193,735
                                                                           ------------
         TOTAL OTHER ASSETS                                                     194,986

         TOTAL ASSETS                                                      $ 18,374,761
                                                                           ============


              LIABILITIES & SHAREHOLDER'S EQUITY

CURRENT LIABILITIES
   Accounts payable and advances                                           $    400,905
   Accrued interest & expenses                                                   29,760
   Accrued taxes                                                                145,808
   Current maturities of long-term debt                                              --
                                                                           ------------

         TOTAL CURRENT LIABILITIES                                              576,473

LONG TERM NOTES PAYABLE                                                      13,534,044

OTHER LIABILITIES
   Deferred income taxes                                                       (247,934)

SHAREHOLDERS' EQUITY
     Common stock                                                               591,500
     Additional paid-in-capital                                               3,350,264
   Earnings retained in the business                                            457,430
   Net income (loss) year-to-date                                               112,985
                                                                           ------------
                                                                              4,512,178

         TOTAL LIABILITIES & EQUITY                                        $ 18,374,761
                                                                           ============

                              EXHIBIT FS-3, PAGE 2
                        NORTHEAST OHIO NATURAL GAS CORP.
                        BALANCE SHEET AS OF JUNE 30, 2001

                            ASSETS
CURRENT ASSETS
   Cash and cash equivalents                                               $     32,654
   Receivables:
     Trade accounts and advances                               747,152
     I/C FirstEnergy Trading Services                               --
     OIGTC                                                       1,000
     MARBEL                                                   (578,303)
                                                           -----------
                                                                                169,849
   Inventories                                                                   92,528
   Prepaid expenses and other                                                   759,635
   Deferred income Taxes                                                             --
                                                                           ------------
         TOTAL CURRENT ASSETS                                                 1,054,665

PROPERTY, PLANT AND EQUIPMENT
     Regulated utility and other assets                     12,772,466
     Less accumulated depreciation                          (3,831,253)
                                                           -----------
                                                                              8,941,212
     Construction work in progress                                           15,161,441
                                                                           ------------
         Total regulated utility and other assets                            24,102,653

OTHER ASSETS
     Deferred charges                                                           162,334
                                                                           ------------
         TOTAL OTHER ASSETS                                                     162,334
                                                                           ------------

         TOTAL ASSETS                                                      $ 25,319,652
                                                                           ============

              LIABILITIES & SHAREHOLDER'S EQUITY
CURRENT LIABILITIES
   Accounts payable and advances                                           $    211,744
   Accrued expenses                                                              13,179
   Accrued taxes                                                                306,873
   Current maturities of long-term debt:
      BOBCAT LOAN                                                                 4,857
      TRENCHER LOAN                                                              19,759
                                                                           ------------
         TOTAL CURRENT LIABILITIES                                              556,412

LONG TERM NOTES PAYABLE
   FirstEnergy                                                                4,522,988
   MARBEL                                                                    16,050,000
                                                                           ------------
                                                                             20,572,988
OTHER LIABILITIES
   Deferred income taxes                                                       (217,514)
   Other expenses                                                                    --
                                                                           ------------
                                                                               (217,514)
SHAREHOLDER'S EQUITY
     Common stock                                                               591,500
     Additional paid-in-capital                                               3,350,264
   Earnings retained in the business 1/1/00                                     570,414
   Net income (loss) year-to-date                                              (104,413)
                                                                           ------------
                                                                                466,001
  Treasury stock, 4.4 shares at cost                                                 --
                                                                           ------------
                                                                              4,407,765
                                                                           ------------
     Total liabilities and equity                                          $ 25,319,652
                                                                           ============


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